As filed with the Securities and Exchange Commission on June 25, 2021

File No. 000-56284

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Grayscale Digital Large Cap Fund LLC

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1406784
(State or Other Jurisdiction of Incorporation or Organization)	(U.S. Taxpayer Identification No.)

290 Harbor Drive 4th Floor Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

(212) 668-1427

(Registrant’s telephone number, including area code)

Copies to:

Joseph A. Hall

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Grayscale Digital Large Cap Fund LLC Shares

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE

Grayscale Digital Large Cap Fund LLC (the “Fund”) is voluntarily filing this Amendment No. 1 to Registration of Securities on Form 10, or this “Registration Statement,” to register its equal, fractional, undivided interests (“Shares”) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this Registration Statement becomes effective, the Fund will be subject to the requirements of Regulation 13A under the Exchange Act, which will require it to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and to comply with all other obligations of the Exchange Act applicable to issuers filing Registration Statements pursuant to Section 12(g) of the Exchange Act.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

We have filed our Information Statement as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in our Information Statement. None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item No.	Item Caption	Location in Information Statement
1.	Business.	The following sections of our Information Statement are hereby incorporated by reference: “Statement Regarding Forward-Looking Statements,” “Key Operating Metrics,” “Summary,” “Risk Factors,” “Overview of the Digital Asset Industry and Market,” “Activities of the Fund,” “Description of the Fund,” “The Manager,” “The Transfer Agent,” “Authorized Participants,” “The Custodian,” “The Distributor and Marketer,” “Custody of the Fund’s Digital Assets,” “Description of Creation of Shares,” “Valuation of Digital Assets and Determination of Digital Asset Holdings,” “Fund Expenses,” “Statements, Filings and Reports,” “Description of the LLC Agreement” and “Where You Can Find More Information.”

1A.	Risk Factors.	The following sections of our Information Statement are hereby incorporated by reference: “Statement Regarding Forward-Looking Statements” and “Risk Factors.”

2.	Financial Information.	The following sections of our Information Statement are hereby incorporated by reference: “Key Operating Metrics,” “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Valuation of Digital Assets and Determination of Digital Asset Holdings,” and “Index to Financial Statements” and the statements referenced therein.

3.	Properties.	None.

4.	Security Ownership of Certain Beneficial Owners and Management.	The following section of our Information Statement is hereby incorporated by reference: “Conflicts of Interest.”

Item No.	Item Caption	Location in Information Statement

5.	Directors and Executive Officers.	The following sections of our Information Statement are hereby incorporated by reference: “The Manager.”

6.	Executive Compensation.	The following sections of our Information Statement are hereby incorporated by reference: “Fund Expenses.”

7.	Certain Relationships and Related Transactions, and Director Independence.	The following sections of our Information Statement are hereby incorporated by reference: “The Manager” and “Conflicts of Interest.”

8.	Legal Proceedings.	None.

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.	The following sections of our Information Statement are hereby incorporated by reference: “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

10.	Recent Sales of Unregistered Securities.	The following sections of our Information Statement are hereby incorporated by reference: “Description of the Shares.”

11.	Description of Registrant’s Securities to be Registered.	The following sections of our Information Statement are hereby incorporated by reference: “Description of the Shares,” “Description of Creation of Shares” and “Description of the LLC Agreement.”

12.	Indemnification of Directors and Officers.	The following section of our Information Statement is hereby incorporated by reference: “Description of the LLC Agreement.”

13.	Financial Statements and Supplementary Data.	The following section of our Information Statement is hereby incorporated by reference: “Index to Financial Statements” and the statements referenced therein.

14.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.	Not Applicable.

15.	Financial Statements and Exhibits.	The following sections of our Information Statement are hereby incorporated by reference: “Index to Financial Statements” and the statements referenced therein.

(a) List of Financial Statements and Schedules: The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

Grayscale Digital Large Cap Fund LLC Unaudited Interim Financial Statements

Statements of Assets and Liabilities at March 31, 2021 and June 30, 2020

Schedules of Investments at March 31, 2021 and June 30, 2020

Statements of Operations for the three and nine months ended March 31, 2021 and 2020

Statements of Changes in Net Assets for the three and nine months ended March 31, 2021 and 2020

Notes to Unaudited Financial Statements

Grayscale Digital Large Cap Fund LLC Annual Financial Statements

Report of Independent Registered Public Accounting Firm

Statements of Assets and Liabilities at June 30, 2020 and 2019

Schedules of Investments at June 30, 2020 and 2019

Statements of Operations for the years ended June 30, 2020 and 2019

Statements of Changes in Net Assets for the years ended June 30, 2020 and 2019

Notes to Financial Statements

(b) Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

4.1**	Second Amended and Restated Limited Liability Company Agreement

4.2**	Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement

4.3*	Form of Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement

4.4**	Form of Participant Agreement

10.1†**	Custodian Agreement

10.2**	Distribution and Marketing Agreement

10.3†**	Index License Agreement

10.4**	Transfer Agency and Service Agreement

99.1	Information Statement

*	To be filed by amendment
**	Previously filed.
†

Portions of this exhibit (indicated by asterisks) have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information would likely cause competitive harm to the Registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Grayscale Investments, LLC as Manager of Grayscale Digital Large Cap Fund LLC

By:	/s/ Michael Sonnenshein
	Name:	Michael Sonnenshein
	Title:	Chief Executive Officer*

Date: June 25, 2021

*	The Registrant is a fund and the signatory is signing in his capacity as officer of Grayscale Investments, LLC, the Manager of the Registrant.